Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our reports dated 22 February 2012 (27 March 2012 for the consolidating financial information included in Note 43), relating to the consolidated financial statements of The Royal Bank of Scotland Group plc (which report expresses an unqualified opinion and includes an explanatory paragraph stating that Note 43 to the financial statements was added for the inclusion of consolidating financial information in respect of The Royal Bank of Scotland plc in accordance with Regulation S-X Rule 3-10) and the effectiveness of The Royal Bank of Scotland Group plc’s internal control over financial reporting, appearing in this Annual Report on Form 20-F for the year ended 31 December 2011, in the following Registration Statements:

F-3 333-162219
F-3 333-162219-01
F-3 333-123972
F-3 333-100661
F-3 333-73950
S-8 333-160220
S-8 333-85208
S-8 333-115726
S-8 333-120980
S-8 333-130558
S-8 333-153673
S-8 333-171227
S-8 333-174641
S-8 333-179967

/s/ Deloitte LLP
Deloitte LLP
London, United Kingdom
27 March 2012